
<ARTICLE> 5
<LEGEND>



                                                        Exhibit 27.01


                            Commercial Credit Company
                             Financial Data Schedule

              THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
            EXTRACTED FROM THE DECEMBER 31, 1995 FINANCIAL STATEMENTS
              OF COMMERCIAL CREDIT COMPANY AND IS QUALIFIED IN ITS
               ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

ITEM NO.                                   Amount
--------                                   ------

</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                          30,100
<SECURITIES>                                 1,045,200<F1>
<RECEIVABLES>                                7,449,400<F2>
<ALLOWANCES>                                 (192,500)
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                               8,634,500
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                      6,692,500<F4>
<PREFERRED-MANDATORY>                                0<F3>
<PREFERRED>                                          0<F3>
<COMMON>                                             0
<OTHER-SE>                                   1,162,900<F5>
<TOTAL-LIABILITY-AND-EQUITY>                 8,634,500
<SALES>                                              0<F3>
<TOTAL-REVENUES>                             1,392,400
<CGS>                                                0<F3>
<TOTAL-COSTS>                                1,058,400
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                               171,000<F6>
<INTEREST-EXPENSE>                             463,500<F6>
<INCOME-PRETAX>                                334,000
<INCOME-TAX>                                   114,100
<INCOME-CONTINUING>                            219,900
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                   219,900
<EPS-PRIMARY>                                        0<F3>
<EPS-DILUTED>                                        0<F3>

<F1>   Includes the following items from the financial statements: total investments $1,045,000.

<F2>   Includes the following items from the financial statements: consumer finance receivables $7,285,000 and other receivables $164,400.


<F3>   Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.



<F4>   Includes the following items from the financial statements:
       certificates of deposit $98,300; short-term borrowings $1,394,200 and long-term debt $5,200,000.



<F5>   Includes the following items from the financial statements: additional paid-in capital $163,500 retained earnings $984,400; unrealized gain on investments $15,300; and cumulative translation adjustment $(300).



<F6>   Included in total costs and expenses applicable to sales and revenues.




